Exhibit 23.4
                                                                  ------------






Mr. David Luci
Battle Fowler LLP
75 East 55th Street
New York, New York
USA 10022




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement of Form S-1 of our report dated August 9, 1999, except for note 13 which is as at January 28, 2000 relating to the balance sheets included herein as at June 30, 1999 and 1998 and the statements of loss and deficit and cash flows of Offsite Data Services Ltd., which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in this registration statement.



/s/PricewaterhouseCoopers LLP
------------------------------
"PricewaterhouseCoopers LLP"


Calgary, Alberta, Canada
February 11, 2000


906592.9